EXHIBIT 10.4

AMENDMENT TO PLEDGE AND ESCROW AGREEMENT

THIS AMENDMENT TO THE PLEDGE AND ESCROW AGREEMENT (this “Amendment”) is made as of April 22, 2008, by and among Montgomery Equity Partners Ltd. (“Montgomery”), InVeritas Medical Diagnostics, Inc. (the “Company”) and David Gonzalez, Esq., as escrow agent (the "Escrow Agent").

W I T N E S S E T H   T H A T:

WHEREAS, Triumph Small Cap Fund, Inc. (“Triumph”) and Montgomery entered into a Purchase and Assignment Agreement dated as of December 18, 2007 (the “Assignment Agreement”) pursuant to which Montgomery agreed to conditionally assign, transfer and sell its rights as a holder of certain 18% Secured Convertible Debentures (the “Debentures”) under (a) the Securities Purchase Agreement between Montgomery and InVeritas Medical Diagnostics, Inc. (“InVeritas”) dated as of September 7, 2005, (b) the Investor Registration Rights Agreement, dated September 7, 2005, between InVeritas and Montgomery (the "Registration Rights Agreement"), (c) the Security Agreement, dated September 7, 2005, between InVeritas and Montgomery (“Security Agreement”), (d) the Pledge and Escrow Agreement dated September 7, 2005, by and among InVeritas, Montgomery and David Gonzalez (the “Pledge Agreement”) (collectively, the "Transaction Documents");

WHEREAS, the Assignment Agreement provided that in the event that the closing of that certain Stock Purchase Agreement among the Company and Medical Diagnostic Innovations Ltd, dated December 18, 2007 (the “Stock Purchase Agreement”) was not consummated on or before February 16, 2008, the Assignment Agreement would become null and void;

WHEREAS, Triumph, as the assignee of Montgomery, on December 18, 2007, declared an event of default under the Debentures and the Pledge Agreement, as such term is defined, in the Pledge Agreement were declared to be issued and outstanding shares of the Company.

WHEREAS, the closing of the Stock Purchase Agreement did not occur on or before February 16, 2008 and consequently, the Assignment Agreement, and Triumph’s declaration of an event of default, became null and void.

WHEREAS, the parties hereto wish to have the Pledged Shares deposited into escrow to be held in accordance with the terms of the Pledge Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.           Concurrently with the execution and delivery of this Amendment, the Pledged Shares shall be delivered to the Escrow Agent and held pursuant to the terms and conditions of the Pledge Agreement.

2.           As amended hereby, the Pledge Agreement shall remain in full force and effect.

3.           The validity, interpretation and performance of this Amendment shall be determined in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed wholly within that state except to the extent that Federal law applies.  The parties hereto agree that any disputes, claims, disagreements, lawsuits, actions or controversies of any type or nature whatsoever that, directly or indirectly, arise from or relate to this Amendment, including, without limitation, claims relating to the inducement, construction, performance or termination of this Amendment, shall be brought in the state superior courts located in Hudson County, New Jersey or Federal district courts located in Newark, New Jersey, and the parties hereto agree not to challenge the selection of that venue in any such proceeding for any reason, including, without limitation, on the grounds that such venue is an inconvenient forum.  The parties hereto specifically agree that service of process may be made, and such service of process shall be effective if made, pursuant to Section 8 hereto.

4.           This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to the Pledge and Escrow Amendment as of the date first above written.

Montgomery Equity Partners, L.P. By Yorkville Advisors LLC Its Investment Manager

By:	/s/ David Gonzalez
Name: David Gonzalez
Title: Member

InVeritas Medical Diagnostics, Inc.

By:	/s/ Martin Thorp
Name: Martin Thorp
Title: Chief Financial Officer

/s/ David Gonzalez
Name: David Gonzalez, Esq.

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